UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 16, 2005

NATIONAL SCIENTIFIC CORPORATION

(Exact name of registrant as specified in Charter)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

14505 N. Hayden Road, Suite 305, Scottsdale, Arizona 85260
(Address of Principal Executive Offices)

(480) 948-8324
 (Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In November 2005, as an important phase in the current year financing plan, National Scientific Corporation entered into a financing program with a U.S. investment fund. The terms of this program include a five-year Note payable at maturity in November 2010 for $189,000, at an effective annual interest rate of 8%. The transaction also included 1,200,000 restricted common shares and a conversion/exchange option to convert the principal amount of the Note into 3,600,000 common shares. These shares include weighted average anti-dilution provisions, as well as piggyback registration rights. Additionally, the Note has various put and call rights. We received funding of $151,000 from this program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2005	NATIONAL SCIENTIFIC CORPORATION

	By:	/s/ Michael A. Grollman
Michael A. Grollman Chief Executive Officer

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